UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2007

Joe's Jeans Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Please see disclosure under Item 2.01 regarding the completion of the Agreement and Plan of Merger by and among Joe’s Jeans Inc. (formerly Innovo Group Inc.), Joe’s Jeans Subsidiary Inc. (formerly Joe’s Jeans Inc.), JD Holdings, Inc. and Joseph M. Dahan and the entry into certain material definitive agreements in connection with the completion of the merger, including an employment agreement and investor rights agreement with Mr. Dahan, which is incorporated herein by reference for the required disclosure under Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Please see disclosure under Item 2.01 regarding the automatic termination of the license agreement pursuant to which the Company (as defined herein) licensed the Brand (as defined herein), which is incorporated herein by reference for the required disclosure under Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Agreement

As previously reported on Current Reports on Form 8-K filed on February 7, 2007, February 12, 2007 and June 26, 2007, on February 6, 2007 and June 25, 2007, Joe’s Jeans Inc. (the "Company"), a Delaware corporation, its wholly owned subsidiary, Joe’s Jeans Subsidiary Inc. ("Joe’s Subsidiary"), a Delaware corporation, JD Holdings, Inc. ("JD Holdings"), a California corporation, and Joseph Dahan ("Mr. Dahan"), the sole stockholder of JD Holdings, entered into a definitive Agreement and Plan of Merger, as amended (the "Merger Agreement"). JD Holdings primary asset is all rights, title and interest in all intellectual property, including the trademarks, related to the Joes(R), Joe's Jeans(TM) and JD brand and marks (the "Brand"). The Company licensed the Brand from JD Holdings.

Under the terms and subject to the conditions set forth in the Merger Agreement, on October 25, 2007, the Company and JD Holdings completed the Merger. In connection with the Merger, Joe’s Subsidiary merged with and into JD Holdings, with Joe’s Subsidiary as the surviving entity and a wholly owned subsidiary of the Company (the "Merger"). In addition, the Company issued 14,000,000 shares of its common stock and made a cash payment of $300,000 to JD Holdings in exchange for all of its outstanding shares. As a result of the Merger, the Company now owns all rights, title and interest in the Brand.

Furthermore, under the revised Merger Agreement, Mr. Dahan will continue to be entitled to, for a period of 120 months following October 25, 2007, a certain percentage of the gross profit earned by the Company in any applicable fiscal year. Mr. Dahan will be entitled to the following percentages of the gross profit earned by the Company in the applicable fiscal year: (i) 11.33% of the gross profit from $11,251,000 to $22,500,000; plus (ii) 3% of the gross profit from $22,501,000 to $31,500,000; plus (iii) 2% of the gross profit from $31,501,000 to $40,500,000; plus (iv) 1% of the gross profit above $40,501,000. The payments will be made in advance and then be compared against amounts actually earned after the applicable quarter or fiscal year with shortfalls paid immediately and overpayments offset against future earnings. No payment will be made if the gross profit is less than $11,250,000. "Gross Profit" is defined as net sales of the Joe’s Jeans brand less cost of goods sold as reported in the Company’s periodic filings with the SEC. In addition, the Merger Agreement contains a restrictive covenant relating to non-competition and non-solicitation for one year following the termination of Dahan’s service to the Company.

The assets were acquired from JD Holdings, a privately held company headquartered in Los Angeles, California. At the time of entering into the Merger Agreement, Mr. Dahan was a current employee of the Company, serving as president of Joe’s Subsidiary. In addition, JD Holdings was the successor to JD Design, the entity from whom the Company licensed the Brand which terminated automatically upon completion of the Merger.

Effective upon completion of the Merger, on October 25, 2007, Mr. Dahan became an officer, director and greater than 10% stockholder of the Company. In connection with the completion of the Merger, an Employment Agreement and Investor Rights Agreement became effective.

A copy of the press release announcing the closing of the Merger issued by the Company on October 26, 2007 is filed herewith as Exhibit 99.1 and incorporated herein by reference. The preceding description of the Merger Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the agreements which are incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007 and Exhibits 2.1, 2.2 and 2.3 are incorporated herein by reference.

Employment Agreement

In connection with the completion of the Merger, Mr. Dahan’s employment agreement automatically became effective upon the closing of the Merger for Mr. Dahan to serve as Creative Director for the Joe’s Brand.

The initial term of employment is 5 years with automatic renewals for successive 1 year periods thereafter, unless terminated earlier in accordance with the agreement. Under the employment agreement, Mr. Dahan is entitled to an annual salary of $300,000 and other discretionary benefits that the Compensation Committee of the Board of Directors may deem appropriate in its sole and absolute discretion.

Under the terms of the employment agreement, the Company may terminate Mr. Dahan for Cause or if he becomes Disabled. "Cause" is defined as (i) a conviction, plea of guilty or nolo contendere to a felony or a crime of moral turpitude; (ii) a material breach of any provision of the employment agreement that is not cured within 45 days of receipt of written notice of such breach; (iii) the solicitation, persuasion or attempt at persuasion for any employee, consultant, contractor, customer or potential customer to engage in an act prohibited by the employment agreement; or (iv) a violation of any of our policies in our handbook or code of ethics and such violation constitutes a breach of the Code of Ethics or warrants termination. "Disability" is defined as inability to perform duties for 180 consecutive days or shorter periods aggregating 270 days during any 12 month period. Should the Company terminate Mr. Dahan’s employment for Cause or Disability, the Company would only be required to pay him through the date of termination. The Company may terminate Mr. Dahan’s employment without Cause at any time upon two weeks notice, provided that it pays to him the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Mr. Dahan may terminate his employment for Good Reason at any time within 30 days written notice. "Good Reason" is defined as (i) a material breach of the employment agreement by the Company that is not cured within 30 days of written notice; or (ii) Mr. Dahan’s decision to terminate employment at any time after 18 months following a Change in Control. A "Change in Control" is defined as (i) the sale or disposal of all or substantially all of the assets; (ii) the merger or consolidation with another company provided that the Company’s stockholders as a group no longer own at least 50% of the voting power of the surviving corporation; (iii) any person or entity becoming the beneficial owner of 50% or more of the Company’s combined voting power; or (iv) the approval by the Company’s stockholders to liquidate or dissolve. In the event that Mr. Dahan terminates his employment for Good Reason, then he will be entitled to the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Further, Mr. Dahan may terminate his employment for any reason upon ten business days’ notice and only be entitled to his salary as of the date of termination on a pro rata basis.

The employment agreement contains customary terms and conditions related to confidentiality of information, ownership by the Company of all intellectual property, including future designs and trademarks, alternative dispute resolution and Mr. Dahan’s duties and responsibilities to us and the Brand as Creative Director.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the agreement which is incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007 and incorporated herein by reference.

Investor Rights Agreement

Upon the closing of the Merger, the Company also entered into an investor rights agreement. Pursuant to the investor rights agreement, the Company agreed to register for resale, on a periodic basis at the request of Mr. Dahan, the shares of common stock eligible for resale issued in connection with the Merger. The shares of common stock issued as Merger consideration become eligible for resale beginning on the six month anniversary of the closing date of the Merger at an initial rate of 1/6 of the shares issued and every six months thereafter at the same rate until all the shares are fully released on the third anniversary of the closing date. The Company agreed to bear all expenses associated with registering these shares for resale and have granted to Mr. Dahan certain piggyback rights with respect to future registration statements filed by the Company.

In addition, under the investor rights agreement, the Company’s Board of Directors elected Mr. Dahan as member effective as of October 25, 2007.

The investor rights agreement contains customary terms and conditions related to registration procedures, trading suspensions, and indemnification of the parties.

The preceding description of the Investor Rights Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the agreement which is filed herewith as Exhibit 10.2. Exhibit 10.2 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

After approval by the Company’s stockholders and in connection with the closing of the Merger, the Company issued to Mr. Dahan, as sole stockholder of JD Holdings, 14 million shares of its common stock pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for all of the outstanding shares of JD Holdings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 25, 2007 in connection with the Merger Agreement, the Company appointed Mr. Dahan as an executive officer of the Company to serve as Creative Director under the terms of his Employment Agreement described under Item 2.01 above, which is incorporated herein by reference for the required disclosure under this Item 5.02.

Mr. Dahan, age 39, previously served since February 2001 and will continue to serve as the president and head designer for the Company’s Joe’s Subsidiary. From 1996 until 2001, Mr. Dahan was the head designer for Azteca Production International, Inc. where he was responsible for the design, development and merchandising of product lines developed internally. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator.

In addition, effective as of October 25, 2007, Mr. Dahan was elected to serve as a member of the Company’s Board of Directors until the Company’s next annual meeting of stockholders or until his death or resignation. Mr. Dahan was not elected to any committees of the Board of Directors. Mr. Dahan was elected a member of the Company’s Board of Directors pursuant to his Investor Rights Agreement entered into on October 25, 2007 as described under Item 2.01 above, which is incorporated herein by reference for the required disclosure under this Item 5.02.

Mr. Dahan’s brother, is the managing member of a company, Shipson LLC ("Shipson"), to whom the Company outsources its e-shop operated on its Joe’s Jeans website. The Company sells its products to Shipson at its wholesale price and Shipson then sells those products to consumers through the e-shop operated on its Joe's Jeans website. In addition, Shipson operates and maintains the e-shop. In the past fiscal year, the Company has sold its Joe’s® products to Shipson at its wholesale price with an aggregate transaction value of approximately $260,000 on normal and customary terms and conditions similar to those that it offers other distributors. Mr. Dahan’s brother’s interest in the transaction is the same as the aggregate transaction value as he is the managing member of Shipson. Shipson is not currently past due on any amounts owed to the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Financial Statements of the Business Acquired with respect to the transaction described under Item 2.01 is incorporated herein by reference to the financial statements filed with the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007. The Company will supplementally file within 71 days of this Current Report on Form 8-K any additional information required by this Item 9.01(a) as a result of the completion of the Company's third fiscal quarter.

(b) Pro Forma Financial Information.

The Pro Forma Financial Information with respect to the transaction described under Item 2.01 is incorporated herein by reference to the financial statements filed with the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007. The Company will supplementally file within 71 days of this Current Report on Form 8-K any additional information required by this Item 9.01(b)as a result of the completion of the Company's third fiscal quarter.

(c) Not applicable.

(d) Exhibits.

Exhibit
Number Description

2.1 Agreement and Plan of Merger (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007)

2.2 First Amendment to Merger Agreement (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007)

2.3 Exhibit A to Merger Agreement - Amended and Restated Plan of Merger (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007)

10.1 Amended and Restated Employment Agreement (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007)

10.2 Investor Rights Agreement (filed herewith)

99.1 Press Release dated October 26, 2007 (filed herewith)

99.2 Financial Statements of JD Holdings, Inc. (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007)

Independent Auditors’ Report

Balance Sheet as of June 30, 2007 and 2006 (unaudited), December
31, 2006 and December 31, 2005 (audited)

Statements of Operations for the three and six months ended June
30, 2006 and 2007 (unaudited) and twelve months ended December 31,
2006 and 2005 (audited) and December 31, 2004 (unaudited)

Statements of Stockholders’ Equity as of June 30, 2007 (unaudited)

Statements of Cash Flows for the six months ended June 30, 2007 and 2006 (unaudited) and twelve months ended December 31, 2006 and
2005 (audited) and December 31, 2004 (unaudited)

Notes to Financial Statements

99.3 Pro Forma Financial Information of the Company and JD Holdings, Inc. (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007)

Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Balance Sheet as of May 26,
2007

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as
of May 26, 2007

Unaudited Pro Forma Condensed Combined Statement of Operations for
the six months ended May 26, 2007 and year ended November 25, 2006

Notes to Unaudited Pro Forma Condensed Combined Statement of
Operations for the six months ended May 26, 2007 and year ended
November 25, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe's Jeans Inc.

October 31, 2007	By:	/s/ Marc Crossman

Name: Marc Crossman
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.2	Investor Rights Agreement (filed herewith)
99.1	Press Release dated October 26, 2007